Exhibit 10.5B

                SUPPLEMENTAL RETIREMENT PLAN FOR
                     TEXTRON KEY EXECUTIVES
                  (Effective December 15, 1994)

                         First Amendment

Pursuant to Section 7.03 of the Supplemental Retirement Plan for
Textron Key Executives (Effective December 15, 1994) (the
"Plan"), Textron Inc. hereby amends the Plan, as follows:

     1. Vesting in the Plan shall be changed as stated below:

         Age at          % of
      Retirement*      Benefits
           65          100
           64          90
           63          80
           62          70
           61          60
           60          50
        *Or age at death or age at termination due to disability whichever comes first.

        2.  The Organization and Compensation Committee of the
            Board of Directors shall have the discretion to provide an enhanced benefit.

        3. If a Participant in the Plan terminates as a result of a Change in Control, she shall be one hundred percent (100%) vested.

        4. The normal form of benefit payable from the Plan for all new Participants shall be a life annuity.

IN WITNESS WHEREOF, Textron Inc. has caused this Amendment to be executed by its duly authorized officer. Parts 1 and 2 of this Amendment shall be effective as of April 14, 1998. Part 3 of this Amendment shall be effective as of April 21, 1998. Part 4 of this Amendment shall be effective as of July 22, 1998.


                                   TEXTRON INC.



                                   By:/s/Carol J. Grant
                                      Carol J. Grant
                                      Vice President, Human Resources